UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 Form 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	July 18, 2002
Exact name of registrant as specified in its charter	Richardson Electronics, Ltd.
State or other jurisdiction of incorporation	Delaware
Commission file Number	0-12906
IRS Employer Identification No.	36-2096643
Address of principal executive office	40W267 Keslinger Road, P. O. Box 393, La Fox, IL
Zip Code	60147-0393
Registrant's telephone number, including area code	630-208-2386

This Current Report on Form 8-K contains a total of 5 pages.

Item 5. Other.

Richardson Posts Sequential Revenue Growth in the Fourth Quarter And Reports Fiscal Year-end 2002 Results

LaFox, IL, Thursday July 18, 2002: Richardson Electronics, Ltd. (NASDAQ: RELL) today reported results for the fourth quarter of fiscal 2002, which ended May 31, 2002. Revenues in the fourth quarter of 2002 were $113.9 million, a sequential increase of 4.1% from fiscal third quarter, and 7% down from the previous year. Net earnings were $1.2 million, or $0.09 per share, before charges of $10.3 million, compared to net earnings of $3.7 million, or $0.26 for the same quarter last year. The charges are primarily associated with a provision for inventory obsolescence driven by the industry wide decline in sales, a prolonged recovery period, and changes in the Company's mix of business toward higher technology products particularly in the telecom market. The charges also include a provision for uncollectable accounts receivable and severance due to recent management changes.

Including the charges, the Company reported a net loss of $9.1 million, or $0.66 per share, for the fourth quarter of fiscal 2002.

For the year ended fiscal 2002, the Company recorded sales of $443.5 million, compared to $502.4 million in the prior year. Net earnings before the charges described above, and the one-time charges associated with the sale of the Medical Glassware Business in the fiscal third quarter, were $1.9 million, or $0.14 per share, compared to prior year net earnings of $17.7 million, or $1.21 per share.

Including the fiscal fourth quarter charges and the third quarter one-time charges the Company net loss for the fiscal year ended 2002 was $11.3 million, or $0.83 per share.

Edward J. Richardson, Chairman of the Board and Chief Executive Officer, said, "This has been one of the most challenging years in Company history. We are pleased with our ability to remain profitable (excluding fiscal fourth quarter and one-time charges) through proactive expense controls. Our engineered solutions model, combined with our global presence and diverse product offering, continues to gain market share."

"In addition, the Company took advantage of the depressed environment during fiscal 2002, making several key investments and expanding our strategic partnerships, to position ourselves more competitively than ever before."

Richardson concluded, "Although May bookings were the strongest in 17 months, and our book to bill is above 1.0, visibility remains poor, however, our continued investment in our engineered solutions should produce more positive results throughout the year."

Conference Call

Tomorrow, Friday July 19, 2002 at 9:00 a.m. CST, Richardson will host a conference call to discuss the fourth quarter earnings release. Joining Mr. Richardson will be Bruce Johnson, President and Chief Operating Officer, Greg Peloquin, Executive Vice President of the RF and Wireless Communications Group and Dario Sacomani, Senior Vice President and Chief Financial Officer. To listen to the call, please dial 800-450-0821 approximately five minutes prior to the start of the call. A replay of the call will be available from 12:30 p.m. on July 19, 2002 through October 18, 2002. The telephone numbers for the replay are (USA) 800-475-6701 and (International) 320-365-3844; access code 644686.

This release includes certain "forward looking" statements as defined by the SEC. Such statements are not guarantees of future performance since the company's operations involve risks and uncertainties and actual results may differ materially from predictions. Reference is made to the company's Form 10-Q's and 10-K's for a summary of some of the risks that may affect the company's performance.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of "engineered solutions," serving the RF and wireless communications, industrial power conversion, security and display systems markets. The Company delivers engineered solutions for its customers' needs through product manufacturing, systems integration, prototype design and assembly, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp

Richardson Electronics, Ltd. Consolidated Condensed Statements of Operations Fourth Quarter Fiscal 2002, Ended May 31, 2002 (in thousands, except per share amounts)
	Three Months		Twelve Months
	2002	2001	2002		2001
Net sales	$ 113,881	$ 122,913	$ 443,492		$ 502,369
Cost of products sold	100,850	90,654	349,326		370,819
Gross margin	13,031	32,259	94,166		131,550
Selling, general and administrative expense	24,238	24,001	94,519		94,444
Operating (loss) income	(11,207)	8,258	(353)		37,106
Other expenses, net	2,972	2,812	17,256		10,716
(Loss) income before income taxes	(14,179)	5,446	(17,609)	(1)	26,390
Income (benefit) taxes	(5,104)	1,756	(6,339)		8,656
Net (loss) income	$ (9,075)	$ 3,690	$ (11,270)	(1)	$ 17,734
Net (loss) income per share - basic: Net (loss) income per share (Note 2)	$ (.66)	$ .28	$ (.83)	(1)	$ 1.33
Average shares outstanding	13,684	13,395	13,617		13,333
Net (loss) income per share - diluted: Net (loss) income per share (Note 2)	$ (.66)	$ .26	$ (.83)	(1)	$ 1.21
Average shares outstanding	13,684	17,522	13,617		17,568
Dividends per common share	$ .04	$ .04	$ (.16)		$ .16

Notes:

  Previously reported quarterly results for the year ended May 31, 2002 have been revised to reflect adoption of FAS 133, "Accounting for Derivative Instruments and Hedging Activities" effective June 1, 2001. Certain revised Consolidated Condensed Statements of Operations amounts for each quarter are as follows:
	First Quarter	Second Quarter	Third Quarter
(Loss) income before taxes	$ (555)	$ 1,413	$ (4,288)
Net (loss) income	(354)	902	(2,743)
Net (loss) income per share basic and diluted	(0.03)	0.07	(0.20)

  Diluted earnings per share assumes the conversion of the Company's 7 1/4% and 8 1/4% convertible debentures when such assumption is dilutive. Such assumption is anti-dilutive in the three- and twelve-month periods ended May 31, 2002 and dilutive in the three- and twelve- month periods ended May 31, 2001.

  Proforma net income reconciliation
	Three Months		Twelve Months
	Net	EPS	Net	EPS
Reported loss	$ (9,075)	$ (.66)	$ (11,270)	$ (.83)
Loss on medical business	-	-	2,913.21
Inventory obsolescence charge	9,780.71		9,780.72
Accounts Receivable and severance	509.04		509.04
Proforma net income	$ 1,214	$ 0.09	$ 1,932	$ .14

Richardson Electronics, Ltd. Sales and Gross Margin Fourth Quarter Fiscal 2002, Ended May 31, 2002 (in thousands, unaudited)
By Business Unit:	Sales			Gross Margin
	FY 2002	FY 2001	% Change	FY 2002	GM% of Sales	FY 2001	GM% of Sales
Fourth Quarter Wireless Industrial Security Display Medical Corporate	$ 55,958 19,558 21,854 14,278 1,787 446	$ 58,926 21,996 19,864 15,189 5,919 1,019	-5.0% -11.1% 10.0% -6.0% -69.8%	$ 12,650 6,151 5,244 3,872 312 (15,198)	22.6% 31.5% 24.0% 27.1% 17.5%	$ 15,156 7,216 4,503 4,219 1,040 125	25.7% 32.8% 22.7% 27.8% 17.6%
Total	$113,881	$122,913	-7.3%	$ 13,031	11.4%	$ 32,259	26.2%
Full Year Wireless Industrial Security Display Medical Corporate	$202,409 74,578 85,087 60,697 17,278 3,443	$244,381 89,053 82,352 59,476 23,289 3,818	-17.2% -16.3% 3.3% 2.1% -25.8%	$ 47,467 24,356 20,080 15,864 3,317 (16,918)	23.5% 32.7% 23.6% 26.1% 19.2%	$ 63,593 30,650 18,932 14,553 4,780 (958)	26.0% 34.4% 23.0% 24.5% 20.5%
Total	$443,492	$502,369	-11.7%	$ 94,166	21.2%	$ 131,550	26.2%

By Area:	Sales			Gross Margin
	FY 2002	FY 2001	% Change	FY 2002	GM% of Sales	FY 2001	GM% of Sales
Fourth Quarter North America Europe Asia/Pacific Latin America Other Corporate	$ 61,148 23,971 18,487 8,136 1,693 446	$ 71,841 25,979 13,428 8,722 1,924 1,019	-14.9% -7.7% 37.7% -6.7% -12.0%	$ 15,435 6,106 4,064 2,192 432 (15,198)	25.2% 25.5% 22.0% 26.9% 25.5%	$ 18,282 7,374 3,518 2,435 525 125	25.4% 28.4% 26.2% 27.9% 27.3%
Total	$ 113,881	$122,913	-7.3%	$ 13,031	11.4%	$ 32,259	26.2%
Full Year North America Europe Asia/Pacific Latin America Other Corporate	$ 246,105 92,351 65,534 28,943 7,116 3,443	$ 310,211 99,215 51,411 28,012 9,702 3,818	-20.7% -6.9% 27.5% 3.3% -26.7%	$ 62,422 24,261 14,906 7,736 1,759 (16,918)	25.4% 26.3% 22.7% 26.7% 24.7%	$ 79,388 28,241 14,488 7,751 2,640 (958)	25.6% 28.5% 28.2% 27.7% 27.2%
Total	$ 443,492	$ 502,369	-11.7%	$ 94,166	21.2%	$ 131,550	26.2%
Fiscal 2001 data has been restated to conform with the current presentation.